                                                                    Exhibit 10.9


STOCK OPTION AWARD FOR DENNIS WEATHERSTONE

                         J.P. MORGAN & CO. INCORPORATED
                               STOCK OPTION AWARD

1. J.P. Morgan & Co. Incorporated (the "Company") on January 16, 1995 has granted and hereby evidences the grant to Dennis Weatherstone (the "Optionee"), subject to the terms and conditions set forth herein, a non-qualified stock option (the "Option") to purchase from the Company 150,000 shares of Common Stock of the Company at a per share price of $60.50. Fifty percent of the Option shall be exercisable beginning January 16, 1996 and one hundred percent of the Option shall be exercisable beginning January 16, 1997. Upon exercise of the Option, in whole or in part, the Company shall cause a certificate for shares of Common Stock to be issued to the Optionee.

2. Subject to the terms and conditions hereof, the Option shall be exercisable at the times set forth in paragraph 1. Shares may be purchased until the Option shall expire or be canceled or surrendered, by giving the Company written notice of exercise specifying the number of shares to be purchased, which number may not be less than five shares. The notice of exercise shall be accompanied by tender to the Company of the full purchase price of said shares and the related amount of income taxes required to be withheld by the Company, if applicable. Payment of the purchase price of said shares shall be made in cash, shares of Common Stock, a combination of cash and such shares, or any additional method of payment acceptable to the Company's Committee on Management Development and Executive Compensation or any successor thereto (the "Committee"). The preceding sentence notwithstanding, the Committee may, in its sole discretion, prohibit or limit the use of shares of Common Stock as part or full payment of the purchase price. Any such shares delivered as part or full payment of the purchase price shall be valued on the date of exercise at their fair market value determined in accordance with procedures established by the Committee.

3. Without limiting the generality of paragraph 1 or 2 hereof, the Option is subject to the following conditions:

      (a) the Option shall not in any event be exercisable after the close of business on January 14, 2005;

      (b) the Option shall not be transferred except by will or the laws of descent and distribution or, during the lifetime of the Optionee, to one or more members of the Optionee's immediate family, to a partnership of which the only partners are members of the Optionee's immediate family, or to a trust established by the Optionee for the benefit of one or more members of the Optionee's immediate family ("immediate family" meaning the Optionee's spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren);

      (c) upon the death of the Optionee prior to January 15, 2005, the person or persons to whom the Optionee's rights under the Option are transferred in accordance with subparagraph (b) hereof, may, on or prior to January 14, 2005, purchase any or all of the shares remaining subject to the Option at the time of such death at or after the time the Optionee would have been entitled to purchase such shares had the Optionee survived;

      (d) upon a "Change in Control" (which term shall have the same definition as that in Section 9.1 of the 1992 Stock Incentive Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies), the Option shall, unless the Committee determines otherwise, immediately become exercisable in full; and

      (e) prior to the occurrence of a Change in Control, but not thereafter, the Committee may, in its sole discretion and with or without cause, cancel the Option in whole or in part to the extent it has not theretofore been exercised.

4. In the event the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event has affected the Common Stock of the Company, such adjustment may be made in the number and option price of the shares subject to the Option as may be determined to be appropriate by the Committee in its sole discretion.

5. Any notice given hereunder to the Company shall be addressed to the Company in the manner specified in the notice of exercise provided by the Committee, and any notice given hereunder to the Optionee shall be addressed to him at his address as shown on the records of the Company.

6.    The Optionee shall be bound by the terms and conditions hereof.

-----END PRIVACY-ENHANCED MESSAGE-----

                                     Page 2